TRICON GLOBAL RESTAURANTS REPORTS ONGOING OPERATING EPS OF
$0.81 FOR THE FOURTH QUARTER AND $2.98 FOR THE FULL YEAR 2000

>>Announces $300 Million Share Repurchase Program

LOUISVILLE, KY (FEBRUARY 14, 2001) – Tricon Global Restaurants, Inc. (NYSE:YUM) reported ongoing operating earnings of $120 million, or $0.81 per share for the fourth quarter ended December 30, 2000. Full year, ongoing operating earnings were $444 million, or $2.98 per share, a 16% increase. Additionally, in the quarter, Tricon took unusual charges totaling $36 million, principally related to AmeriServe, wage and hour litigation, and costs related to joint venture formation. The fourth quarter and full year includes the benefit of an extra reporting week.

Financial Highlights
($MM Except Per Diluted Share Amounts)

                                   % Change vs. Full Year % Change vs.
                             Q4    Prior Year     2000     Prior Year
                           ------- ------------ --------- ------------
System Sales                6,994       2        22,159         2
Revenues(a)                 2,182      (6)        7,093        (9)
Ongoing Operating Profit      242       -           888         1
Ongoing Operating Earnings    120      (2)          444         8
======================================================================
Ongoing Operating EPS(b)      .81       4          2.98        16
======================================================================
Net Facility Actions EPS      .20     (24)          .66       (53)
Unusual items EPS            (.15)      -          (.87)       NM
Reported EPS (c)              .86      (7)         2.77       (29)
  As expected, revenues declined primarily due to Tricon’s ongoing program to sell company-owned restaurants to its franchise partners. (Refranchising reduces company sales and increases franchise fees.) Excluding the impact of refranchising and joint venture formation, revenues were up 4% for the quarter and 2% full year.

  Ongoing operating EPS does not include the impact of facility actions net gain, unusual items, and the benefit of accounting changes in 1999.

  As expected, reported results declined due to the previously announced AmeriServe unusual charge and planned lower refranchising gains versus last year. Reported EPS results include the impact of facility actions net gain, unusual items, and accounting changes in 1999.

David C. Novak, Chairman and CEO said, “We were pleased to deliver on target fourth quarter profit results, reflecting solid performance by Pizza Hut and our International business along with strong restaurant margins. For the full year 2000, we achieved 16% growth in ongoing operating earnings per share, despite a decline of 2% in U.S. blended same-store sales. Strong performance by our International business was a key driver, as were significant reductions in overhead, interest expense and the ongoing operating tax rate.

“Our #1 challenge is to improve sales trends at Taco Bell and KFC in 2001. We have new leadership in place and are starting to execute new strategies, including an intensified focus on restaurant operations. For 2001, we continue to expect solid international growth, combined with sequential, quarterly sales improvement in our U.S. business, which will result in ongoing operating EPS of $3.18 to $3.22.

“Going forward, we will continue to report on five key areas of our business that we believe are important in measuring our growth and progress in becoming a unique restaurant company. During 2000 we made substantial progress in all areas except for U.S. blended same-store sales growth.

  INTERNATIONAL EXPANSION was strong as we opened a record 929 traditional International restaurants led by our two global brands, KFC and Pizza Hut.

  U.S. BLENDED SAME-STORE SALES declined 2%. Through our portfolio of three brands, the goal is to grow U.S. blended same-store sales 2% to 3% consistently each year. As previously communicated, we expect our first quarter 2001 U.S. blended same-store sales to be down 2% to 3%. We continue to expect progress each quarter thereafter, building towards 2% to 3% growth in the second half. Our progress, quarter-to-date, supports this expectation.

  MULTIBRANDED RESTAURANT GROWTH was significant, as we expanded multibranding to almost 1,200 restaurants worldwide by year-end from only 745 locations last year. The various combinations of our three leading brands now represent $1 billion in annual system sales and make Tricon the largest multibranded restaurant operator in the world.

  FRANCHISE FEES increased to nearly $800 million, as our franchise partners continued to invest in expanding new restaurants worldwide. We expect to complete our refranchising program during 2001, which will further enhance this revenue stream. As previously communicated, we are proactively working with our Taco Bell franchisees who are experiencing varying degrees of financial difficulties.

  CASH FLOW generated was about $850 million. This allowed us to invest in 370 new company restaurants, upgrade and remodel 289 company restaurants and purchase over $200 million of our shares. Our return on invested capital improved to better than 18%, which we believe leads the industry category and is up 10 percentage points since our spin-off in 1997.

“In the three years since Tricon was spun-off, Operating EPS has more than doubled, net debt has been reduced by $2.1 billion, restaurant margin improved over 3 full points and system sales have increased by 8%.

“As a result of Tricon’s strong cash flow and financial condition, we are please to announce that the Board has authorized up to an additional $300 million share repurchase program to be executed over the next two years. The Board’s action demonstrates their confidence in Tricon’s business outlook for 2001 and beyond.”

Repurchases of Tricon common stock under the program may be made from time to time in open market and/or privately negotiated transactions, and will be subject to market conditions and other factors.

INTERNATIONAL EXPANSION and BUSINESS PERFORMANCE

A record 929 new traditional restaurants were opened during the year, including 702 new restaurants opened by our franchise and affiliated partners. The strong international expansion included significant openings in China, Japan, Korea, Mexico, New Zealand, Thailand and the U.K. The KFC and Pizza Hut brands were the key drivers of our international expansion as Tricon now has over 5,900 KFC restaurants and over 4,000 Pizza Hut restaurants outside the U.S. For 2001, the company expects comparable levels of new restaurant expansion.

For the quarter, system sales were up 6% before a 5 percentage point reduction due to foreign currency translation. Same store sales growth was achieved in these key countries during the quarter: China, Korea, Mexico, and the U.K., as well as the KFC business in Australia. Ongoing operating profit, in U.S. dollars, increased by 14% on top of 29% growth last year, driven by system restaurant expansion and an extra reporting week.

For the full year, the international business continued to deliver strong growth with system sales of $7.6 billion, up 8% for the year before a 2 percentage point reduction due to foreign currency translation. Same store sales growth and a strong 6% net increase in system restaurants fueled this growth. Ongoing operating profit, in U.S. dollars, increased 16% to $309 million for the year. Going forward, we continue to expect the international business to grow ongoing operating profits at about 15% per year, prior to any significant changes in foreign currency.

U.S. BLENDED SAME-STORE SALES and BUSINESS PERFORMANCE

For the fourth quarter, U.S. system sales increased 2%. Traditional restaurant growth and the benefit of an extra reporting week were partially offset by a 3% decline in U.S. company blended same-store sales. Pizza Hut’s strong same-store sales performance in the fourth quarter was more than offset by lower sales at Taco Bell and KFC. In the fourth quarter, ongoing operating profit declined 9%, as additional expenses related to our Taco Bell franchise business and lower same-store sales more than offset favorable commodity costs and the benefit of an extra reporting week.

For the full year, U.S. system sales of $14.5 billion were flat versus 1999, as net growth in traditional restaurant locations was offset by a 2% decline in same-store sales. During the year the system added 509 new traditional restaurants in the U.S. prior to closures. The growth in new restaurant locations was driven primarily by expansion of our KFC franchise partners, including new multibranded restaurants. The decline in same-store sales, additional expenses related to our Taco Bell franchise business, and the impact of refranchising during the year were key factors in the U.S. ongoing operating profit decline of 9% versus 1999.

For 2001, the company expects U.S. blended same-store sales growth of about 2%, led by solid performance at Pizza Hut and improving results at Taco Bell and KFC. U.S. ongoing operating profit is expected to be down slightly versus 2000, including the negative impact from refranchising.

MULTIBRANDED RESTAURANT GROWTH

In 2000, the number of multibranded restaurant locations increased by 450, to almost 1,200 system-wide by year-end. Tricon’s franchise partners are key investors in this concept as they now operate over 700 of the nearly 1,200 system-wide restaurants. Going forward, multibranding will be a key driver of U.S. restaurant growth. The company and its franchise and affiliated partners currently operate nearly 1,100 multibranded restaurants in the U.S. and over 100 outside the U.S. This includes over 600 KFC and Taco Bell combination restaurants, 400 Taco Bell and Pizza Hut combination restaurants and over 100 KFC and Pizza Hut combination restaurants. For 2001, Tricon expects continued rapid expansion of the multibranding concept, with an additional 450 to 500 new multibranded locations.

FRANCHISEE BUSINESS GROWTH

For the full year, franchise fees increased 9% to $788 million from our three brands worldwide. Franchise restaurant growth, through a combination of new restaurant expansion and the company’s refranchising program, fueled this growth. The company expects to substantially complete its refranchising program during 2001. For 2001, the company expects that its global franchise and affiliated partners will continue to expand with new restaurants at a rate comparable to 2000 and that global franchise fees will grow to over $835 million in 2001.

CASH FLOW and RETURNS

Tricon generated about $850 million of cash flow prior to investment in 2000. The company invested in a number of areas, including 370 new restaurants; 227 international and 143 in the U.S. The company also invested significantly in upgrading and remodeling existing restaurants and the program continues to progress on plan. Additionally, Tricon repurchased over $200 million of its own shares and reduced net debt by $79 million. As previously disclosed, Tricon spent significant dollars to quickly resolve the AmeriServe situation and ensure the continuity of distribution to all U.S. restaurants. For 2001, the company expects cash flow generated to invest will exceed $900 million.

The company's return on invested capital improved to over 18% in 2000. This measure has shown steady and consistent improvement from the 8% level at spin-off in 1997. It is now at a level which the company believe leads the QSR category.

FINANCIAL PROGRESS

For the fourth quarter, ongoing restaurant margin increased to 15.0% from 14.4% a year ago. The negative impact from lower U.S. blended same-store sales was more than offset by favorable commodity costs. Additionally, the refranchising of restaurants continued to enhance the reported margin.

Full year ongoing restaurant margin of 15.1% remained near the record level established last year. The benefit of favorable commodity costs was enhanced by solid restaurant controls, particularly in the fourth quarter, which nearly offset the entire unfavorable impact of lower U.S. blended same-store sales and higher wage rates. Additionally, the refranchising of restaurants benefited reported margin.

For 2001, the company expects restaurant margin to be comparable with the level of the past two years as investments are made in store level operations in the U.S. and new restaurant development in our international business.

Ongoing operating profit margin increased to a record 12.5% in 2000 from 11.3% a year ago.

Tricon continued to make progress in improving its financial health and achieving a sound balance sheet during 2000. For 2000, EBIT covered interest by almost 5 times demonstrating significant ability to service our debt. Total net debt at year-end was $2.3 billion, down from $2.4 billion last year.

TACO BELL FRANCHISE BUSINESS

As previously disclosed, certain of the company’s Taco Bell franchise operators are experiencing varying degrees of financial difficulties with respect to their franchise operations. We believe that these issues are primarily attributable to declines in store sales in the Taco Bell system, which have been impacted by the grocery product recalls of taco corn shells (Starlink) in the fourth quarter of 2000.

Taco Bell Corp. has established a $15 million loan program for those franchisees in need of short-term assistance due to the recent Starlink-impacted sales declines in the Taco Bell system. To date, this program has aided over 50 franchisees covering 1,200 Taco Bell restaurants. Additionally, Taco Bell Corp. is in various stages of discussions with a number of other Taco Bell franchisees and their lenders. The company believes that many of these franchisees will require various types of business and/or financial restructuring, which could include the purchase of some franchised restaurants by Taco Bell. Based on currently available information, the company believes that this group of franchisees represents approximately 1,000 Taco Bell restaurants.

In the third and fourth quarters of 2000, Tricon charged approximately $26 million to ongoing operating profit for expenses related to the Taco Bell franchise situation. These expenses, which relate primarily to allowances for doubtful franchise and license fee receivables, were reported as general and administrative expenses. Tricon intends to continually evaluate the appropriateness of the estimated allowances, and assess the need for any additional charges related to ongoing fees and other related financial contingencies in 2001. In this regard, the company anticipates that some additional expenses related to this situation may be incurred in 2001. These possible, additional expenses, along with the financial effects resulting from any foreseeable purchases of franchised restaurants by Taco Bell, have been included in the company’s ongoing operating EPS and cash flow estimates for 2001.

Ongoing Results*

  Before the impact of refranchising, ongoing operating profit was up 3% and 5%, for the quarter and year, respectively. Refranchising negatively impacted ongoing operating profit as the decrease in restaurant profit exceeded the benefits of increased franchise fees and lower general and administrative expenses. Additionally, refranchising proceeds reduced debt and lowered the year-over-year interest expense included in operating earnings.

  Ongoing operating profit included a $19 million benefit, for both the quarter and full year, from the additional reporting week in 2000.

  Tricon’s revenues declined in 2000 and are expected to decline slightly in 2001, due to the company’s refranchising program which should be substantially completed in 2001. The transfer of ownership of restaurants from the company to a franchisee reduces revenues for the full amount of a restaurant’s sales. The royalty fee, representing a small percentage of the restaurant’s sales, is added to revenue. System sales include sales of all Tricon restaurants, company-owned or franchise-operated and is another important indicator of growth.

  Company restaurant margin as a percent of sales increased 60 basis points in the quarter. Portfolio actions benefited the reported margin by 60 basis points. Excluding the portfolio effect margins were flat versus year ago. Favorable commodity costs and the benefit of the 53rd week were offset by same-store sales declines in the U.S. and the negative impact of lapping favorable self-insurance adjustments in 1999.

  For the full year, company restaurant margin as a percent of sales decreased by 10 basis points. Portfolio actions benefited reported margin by about 70 basis points. Excluding the portfolio effect margins were down 80 basis points as higher occupancy and other costs and the negative impact of same-store sales declines were partially offset by favorable commodity costs.

                      Company Restaurant Margins
----------------------------------------------------------------------
                                           Q4            Full Year
----------------------------------------------------------------------
2000                                      15.0%             15.1%
----------------------------------------------------------------------
1999 - Excluding  Accounting Changes      14.4%             15.2%
----------------------------------------------------------------------
1999 - Reported                           14.5%             15.4%
----------------------------------------------------------------------
  General and administrative expenses increased 2% in the quarter. Lower incentive compensation, absence of spending on Y2K and savings from Tricon’s refranchising actions were more than offset by $22 milion of additional expenses related to our Taco Bell franchise business. For the full year, G&A decreased 6%, despite the inclusion of the $26 million of expenses related to our Taco Bell franchise business.

  The effective tax rate on ongoing operating profit for the quarter was 36.0%, which was higher than last year’s rate of 34.7%. For the full year, the rate was 37.7%, versus 39.3% last year. For 2001, we expect the tax rate on ongoing operating profit to be in a range of 37.5% to 39.0%. The tax rate on reported earnings in 2000 was 39.4% and 39.6%, for the quarter and full year, respectively.

  Depreciation and amortization was $109 million for the quarter and $354 million for the year.

  Capital spending was $283 million for the quarter and $596 million for the year. For the year, capital spending increased over $100 million as Tricon continued to invest additional dollars in high-return international markets and in refurbishing Pizza Hut restaurants. For 2001, the company expects capital spending of $725 million, which includes the possible purchase of some Taco Bell restaurants from franchisees.
                         2000 Same Store Sales
----------------------------------------------------------------------
             Quarter 1  Quarter 2  Quarter 3  Quarter 4  Full Year
----------------------------------------------------------------------
U.S. Blended     -2         -3       Flat           -3      -2
----------------------------------------------------------------------
KFC              -3         -3       Flat           -5      -3
----------------------------------------------------------------------
Pizza Hut        -2          1         1             4       1
----------------------------------------------------------------------
Taco Bell       Flat        -6        -2            -9      -5
----------------------------------------------------------------------

*These results should be read in conjunction with the attached financial summary.

Financial Summary

                          Fourth Quarter 2000
                    (MMs Except Per Share Amounts)

                                    Quarter            %
                               ------------------   Change
                                 2000      1999      B/(W)
                               --------  --------  ---------
System sales(a)                $ 6,994   $ 6,868        2

Company revenues(b)`           $ 2,182   $ 2,311       (6)

Ongoing operating profit(c)    $   242   $   244        -
Interest expense               $    55   $    57        3
Income tax provision           $    67   $    65       (4)
                               --------  --------
Ongoing operating earnings(c)  $   120   $   122       (2)
                               ========  ========

Earnings per diluted share components:
Ongoing operating earnings     $  0.81   $  0.78        4
Accounting changes(d)                -      0.03       NM
Facility actions net gain         0.20      0.27      (24)
Unusual items(e)                 (0.15)    (0.15)       -
                               --------  --------
Total                          $  0.86   $  0.93       (7)
                               ========  ========

                                    Full Year          %
                               ------------------   Change
                                  2000     1999      B/(W)
                               --------  --------  ---------
System sales(a)                $22,159   $21,762        2

Company revenues(b)            $ 7,093   $ 7,822       (9)

Ongoing operating profit(c)    $   888   $   881        1
Interest expense               $   176   $   202       13
Income tax provision           $   268   $   267       (1)
                               --------  --------
Ongoing operating earnings(c)  $   444   $   412        8
                               ========  ========

Earnings per diluted share components:
Ongoing operating earnings     $  2.98   $  2.58       16
Accounting changes(d)                -      0.11       NM
Facility actions net gain         0.66      1.41      (53)
Unusual items(e)                 (0.87)    (0.18)      NM
                               --------  --------
Total                          $  2.77   $  3.92      (29)
                               ========  ========
  Includes combined sales from company, franchisees, licensees, and unconsolidated affiliates.
  Includes company sales and franchise and license fees.
  Before facility actions net gain, unusual items, and 1999's accounting changes.
  Includes both required and discretionary changes, which are more fully described in our 1999 Form 10-K.
  Primarily represents charges related to the AmeriServe bankruptcy reorganization process, costs associated with certain wage and hour litigation and costs related to joint venture formation. These items are more fully described in our third quarter 2000 Form 10-Q.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These “forward-looking” statements reflect management’s expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those, projected in these statements. Factors that can cause actual results to differ materially include economic and political conditions in the countries and territories where Tricon operates, the impact of such conditions on consumer spending and currency exchange rates, pricing pressures resulting from competitive discounting, new product and concept development by Tricon and other food industry competitors, the success of our refranchising strategy, fluctuations in commodity prices, supplier contracts, ongoing business viability of our key distributor and franchise operators, the ability to secure alternative distribution to our restaurants at competitive rates, and actuarially determined casualty loss estimates. Further information on factors that could affect Tricon’s financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Tricon Global Restaurants will hold a conference call to review its operating and financial performance at 9:00 a.m. EDT on Thursday, February 15, 2000. For U.S. callers the number is 877-679-9051. For international callers the number is 952-556-2804. The call will be available for playback by dialing 800-615-3210 in the U.S. and 703-326-3020 internationally beginning Thursday, February 15 at 11:00 a.m. EDT through Sunday, February 18 at 12:00 midnight EDT. The access code for the playback is 4974404.

Analysts are invited to contact:

  Tim Jerzyk, Vice President Investor Relations at 502-874-2543
  Larry Gathof, Director Investor Relations at 502-874-8918

Members of the media are invited to contact:

  Amy Sherwood, Vice President Public Relations at 502-874-8200

Individual shareholders are invited to contact:

  Larry Gathof, Director Investor Relations at 502-874-8918

TRICON Global Restaurants, Inc.
Condensed Consolidated Statement Of Income
(tabular amounts in millions, except per share amounts)
(unaudited)

                                                                %
                                                       %     Pro Forma
                              Quarter Ended (a)     Change    Change
                             --------------------    B/(W)     B/(W)
                             12/30/00   12/25/99      (b)     (b)(c)
                             ---------  ---------  --------  ---------
Revenues
Company sales                $  1,930   $  2,075       (7)       (7)
Franchise and license fees        252        236        7         7
                             ---------  ---------
                                2,182      2,311       (6)       (6)
                             ---------  ---------
Costs and expenses, net
Company restaurants
  Food and paper                  597        663       10        10
  Payroll and employee
    benefits                      532        565        6         6
  Occupancy and other
    operating expenses            512        546        6         7
                             ---------  ---------
                                1,641      1,774        8         8
General and administrative
  expenses(d)                     303        290       (4)       (2)
Other (income) expense(e)          (4)        (5)     (16)      (16)
Facility actions net gain(f)      (60)       (70)     (15)      (15)
Unusual items(g)                   36         44       19        19
                             ---------  ---------
Total costs and expenses,       1,916      2,033        6         6
  net(d)(h)                  ---------  ---------

Operating profit                  266        278       (4)       (1)

Interest expense, net              55         57        3         3
                             ---------  ---------
Income before income taxes        211        221       (4)       (1)

Income tax provision(i)            83         76      (10)      (15)
                             ---------  ---------
Net income                   $    128   $    145      (12)       (9)
                             =========  =========

Basic EPS Data
  EPS                        $   0.88   $   0.95       (8)       (5)
                             =========  =========
  Average shares outstanding      146        153        4         4
                             =========  =========

Diluted EPS Data
  EPS                        $   0.86   $   0.93       (7)       (3)
                             =========  =========
  Average shares outstanding      149        157        6         6
                             =========  =========

See accompanying notes.

TRICON Global Restaurants, Inc.
Condensed Consolidated Statement Of Income
(tabular amounts in millions, except per share amounts)
(unaudited)

                                                                %
                                                       %     Pro Forma
                                 Year Ended(a)      Change    Change
                             --------------------    B/(W)     B/(W)
                             12/30/00   12/25/99      (b)     (b)(c)
                             ---------  ---------  --------  ---------
Revenues
Company sales                $  6,305   $  7,099      (11)      (11)
Franchise and license fees        788        723        9         9
                             ---------  ---------
                                7,093      7,822       (9)       (9)
                             ---------  ---------
Costs and expenses, net
Company restaurants
  Food and paper                1,942      2,238       13        13
  Payroll and employee
    benefits                    1,744      1,956       11        11
  Occupancy and other
    operating expenses          1,665      1,814        8         8
                             ---------  ---------
                                5,351      6,008       11        11
General and administrative
  expenses(d)                     879        920        4         6
Other (income) expense(e)         (25)       (16)      55        55
Facility actions net gain(f)     (176)      (381)     (54)      (54)
Unusual items(g)                  204         51       NM        NM
                             ---------  ---------
Total costs and expenses,       6,233      6,582        5         6
  net(d)(h)                  ---------  ---------

Operating profit                  860      1,240      (31)      (29)

Interest expense, net             176        202       13        13
                             ---------  ---------
Income before income taxes        684      1,038      (34)      (32)

Income tax provision(i)           271        411       34        32
                             ---------  ---------
Net income                   $    413   $    627      (34)      (32)
                             =========  =========

Basic EPS Data
  EPS                        $   2.81   $   4.09      (31)      (29)
                             =========  =========
  Average shares outstanding      147        153        4         4
                             =========  =========

Diluted EPS Data
  EPS                        $   2.77   $   3.92      (29)      (27)
                             =========  =========
  Average shares outstanding      149        160        7         7
                             =========  =========

See accompanying notes.

TRICON Global Restaurants, Inc.
Supplemental Schedule of Reportable Operating Segments'
Revenues and Operating Profit
(in millions)
(unaudited)

                                                       %
                              Quarter Ended(a)      Change
                             --------------------    B/(W)
                             12/30/00   12/25/99     (b)
                             ---------  ---------  --------
System Sales
  United States              $  4,597   $  4,488        2
  International                 2,397      2,380        1
                             ---------  ---------
  Worldwide                  $  6,994   $  6,868        2
                             =========  =========
Revenues
  United States
    Company sales            $  1,393   $  1,508       (8)
    Franchise and license
     fees                         168        161        5
                             ---------  ---------
  Total United States           1,561      1,669       (6)
                             ---------  ---------
  International
    Company sales                 537        567       (6)
    Franchise and license
     fees                          84         75       13
                             ---------  ---------
  Total International             621        642       (3)
                             ---------  ---------
  Worldwide                  $  2,182   $  2,311       (6)
                             =========  =========

                                                                %
                                                             Pro Forma
                              Quarter Ended (a)    % Change   Change
                             --------------------    B/(W)     B/(W)
                             12/30/00   12/25/99      (b)     (b)(c)
                             ---------  ---------  --------  ---------
Restaurant Margin
  United States(d)(h)        $    209   $    220       (5)        (4)
  International(d)                 80         81       (3)        (3)
                             ---------  ---------
  Worldwide                  $    289   $    301       (4)        (3)
                             =========  =========

Restaurant Margin As A Percent Of Company Sales
  United States(d)(h)         15.0%      14.6%   0.4 ppts.   0.6 ppts.
  International(d)            14.8%      14.3%   0.5 ppts.   0.4 ppts.
  Worldwide                   15.0%      14.5%   0.5 ppts.   0.6 ppts.

Operating Profit
  United States(h) ongoing
    operating profit         $    205   $    227       (9)
  International ongoing
    operating profit               90         78       14
  Ongoing unallocated
    and corporate expenses        (53)       (60)      13
  Foreign exchange gain (loss)      -         (1)      NM
                             ---------  ---------
  Worldwide ongoing operating
    profit                        242        244        -
  Accounting changes(d)             -          8       NM
  Facility actions net gain(f)     60         70      (15)
  Unusual items(g)                (36)       (44)      19
                             ---------  ---------
  Reported operating
   profit(d)(h)              $    266   $    278       (4)
                             =========  =========
See accompanying notes.

TRICON Global Restaurants, Inc.
Supplemental Schedule of Reportable Operating Segments'
Revenues and Operating Profit
(in millions)
(unaudited)

                                                      %
                                 Year Ended(a)      Change
                             --------------------    B/(W)
                             12/30/00   12/25/99     (b)
                             ---------  ---------  --------
System Sales
  United States              $ 14,514   $ 14,516        -
  International                 7,645      7,246        6
                             ---------  ---------
  Worldwide                  $ 22,159   $ 21,762        2
                             =========  =========

Revenues
  United States
    Company sales            $  4,533   $  5,253      (14)
    Franchise and license
     fees                         529        495        7
                             ---------  ---------
  Total United States           5,062      5,748      (12)
                             ---------  ---------
  International
    Company sales               1,772      1,846       (4)
    Franchise and license
     fees                         259        228       14
                             ---------  ---------
  Total International           2,031      2,074       (2)
                             ---------  ---------
  Worldwide                  $  7,093   $  7,822       (9)
                             =========  =========

                                                                %
                                                      %      Pro Forma
                                Year Ended(a)       Change    Change
                             --------------------    B/(W)     B/(W)
                             12/30/00   12/25/99     (b)      (b)(c)
                             ---------  ---------  --------  ---------
Restaurant Margin
  United States(d)(h)        $    687   $    825      (17)       (16)
  International(d)                267        266        -          -
                             ---------  ---------
  Worldwide                  $    954   $  1,091      (13)       (12)
                             =========  =========

Restaurant Margin As A Percent Of Company Sales
  United States(d)(h)         15.2%      15.7%  (0.5)ppts.  (0.3)ppts.
  International(d)            15.1%      14.4%   0.7 ppts.   0.7 ppts.
  Worldwide                   15.1%      15.4%  (0.3)ppts.  (0.1)ppts.

Operating Profit
  United States(h) ongoing   $    742   $    813       (9)
    operating profit
  International ongoing           309        265       16
    operating profit
  Ongoing unallocated
    and corporate expenses       (163)      (194)      16
  Foreign exchange gain (loss)      -         (3)      NM
                             ---------  ---------
  Worldwide ongoing operating
    profit                        888        881        1
  Accounting changes(d)             -         29       NM
  Facility actions net gain(f)    176        381      (54)
  Unusual items(g)               (204)       (51)      NM
                             ---------  ---------
  Reported operating
    profit(d)(h)             $    860   $  1,240      (31)
                             =========  =========
See accompanying notes.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENT OF INCOME AND SUPPLEMENTAL SCHEDULE OF REPORTABLE OPERATING SEGMENTS' REVENUES AND OPERATING PROFIT:
(tabular dollar amounts in millions, except per share amounts)

  Fiscal year 2000 included 53 weeks and fiscal year 1999 included 52 weeks. The fourth quarter of 2000 and 1999 included 17 weeks and 16 weeks, respectively. The 53rd week benefited revenues by $87 million, operating profit by $19 million and diluted EPS by $0.08 for both the quarter and year-to-date.

  Percentages may not recompute due to rounding.

  Pro Forma % B/(W) excludes the effects of the accounting and human resource policy changes described in Note (d).

  As more fully described in our 1999 Form 10-K, our 1999 operating results included accounting and human resource policy changes of approximately $8 million ($5 million after-tax or $0.03 per diluted share) in the quarter and $29 million ($18 million after-tax or $0.11 per diluted share) year-to-date. The estimated impact of these accounting changes are summarized below:

                              Quarter Ended 12/25/99
                       ---------------------------------
                       Restaurant
                         Margin       G&A         Total
                       ----------   -------   ----------
      U.S.             $    3       $   -     $     3
      International         -           1           1
      Unallocated           -           4           4
                       ----------   -------   ----------
      Total            $    3       $   5     $     8
                       ==========   =======   ==========

                             Year Ended 12/25/99
                       ---------------------------------
                       Restaurant
                         Margin       G&A         Total
                       ----------   -------   ----------
      U.S.             $   11       $   4     $    15
      International         -           -           -
      Unallocated           -          14          14
                       ----------   -------   ----------
      Total            $   11       $  18     $    29
                       ==========   =======   ==========
  Other (income) expense included the following:
                                              Quarter Ended
                                          --------------------
                                          12/30/00   12/25/99
                                          ---------  ---------
      Equity income from investments in
        unconsolidated affiliates         $     (4)  $     (6)
      Foreign exchange net (gain) loss           -          1
                                          ---------  ---------
      Total other (income) expense        $     (4)  $     (5)
                                          =========  =========

                                              Year Ended
                                          --------------------
                                          12/30/00   12/25/99
                                          ---------  ---------
      Equity income from investments in
        unconsolidated affiliates         $    (25)  $    (19)
      Foreign exchange net (gain) loss           -          3
                                          ---------  ---------
      Total other (income) expense        $    (25)  $    (16)
                                          =========  =========
  Facility actions net gain included the following:
                                              Quarter Ended
                                          --------------------
                                          12/30/00   12/25/99
                                          ---------  ---------
      Refranchising net gains             $     74   $     90
      Store closure net costs                   (6)       (11)
      Impairment charges for stores that
        will continue to be used in the
        business                                (4)        (6)
      Impairment charges for stores to be
        closed                                  (4)        (3)
                                          ---------  ---------
                                          $     60   $     70
                                          =========  =========
      U.S.                                $     66   $     79
      International                             (6)        (9)
                                          ---------  ---------
      Total                               $     60   $     70
                                          =========  =========
      After-tax net gain                  $     30   $     43
                                          =========  =========
      Per diluted share                   $   0.20   $   0.27
                                          =========  =========

                                              Year Ended
                                          --------------------
                                          12/30/00   12/25/99
                                          ---------  ---------
      Refranchising net gains             $    200   $    422
      Store closure net costs                  (10)       (13)
      Impairment charges for stores that
        will continue to be used in the
        business                                (8)       (16)
      Impairment charges for stores to be
        closed                                  (6)       (12)
                                          ---------  ---------
                                          $    176   $    381
                                          =========  =========
      U.S.                                $    188   $    385
      International                            (12)        (4)
                                          ---------  ---------
      Total                               $    176   $    381
                                          =========  =========
      After-tax net gain                  $     98   $    226
                                          =========  =========
      Per diluted share                   $   0.66   $   1.41
                                          =========  =========
  Unusual items of $36 million ($23 million after-tax or $0.15 per diluted share) in the quarter and $204 million ($129 million after-tax or $0.87 per diluted share) year-to-date 2000 primarily included:

    Charges and direct incremental costs of $11 million in the quarter and $170 million year-to-date related to the AmeriServe bankruptcy reorganization process (as discussed in our third quarter 2000 Form 10-Q),
    An increase in the estimated costs of settlement of certain wage and hour litigation and associated defense costs,
    Costs associated with the formation of an unconsolidated affiliate in Canada and
    Reversal of previously established reserves arising from the favorable resolution of a dispute associated with the disposition of our non-core businesses.

  Unusual items of $44 million ($24 million after-tax or $0.15 per diluted share) in the quarter and $51 million ($29 million after-tax or $0.18 per diluted share) year-to-date 1999 primarily included:

    The write-off of approximately $41 million owed to TRICON by AmeriServe at the AmeriServe bankruptcy petition date,
    An increase in the estimated costs of settlement of certain wage and hour litigation and associated defense and other costs incurred,
    Favorable adjustments to our 1997 fourth quarter charge related to lower actual costs,
    The write-down to estimated fair market value less cost to sell of our idle Wichita processing facility,
    Costs associated with the formation of unconsolidated affiliates in Canada and Poland,
    Impairment of enterprise-level goodwill in one of our international businesses and,
    Severance and other exit costs related to strategic decisions to streamline the infrastructure of our international business.

  We receive semi-annual valuations on our casualty loss reserves from an independent actuary. Based on these valuations, we record adjustments to our casualty loss reserves. The adjustments recorded in the quarter and year-to-date 2000 were insignificant. Restaurant margin and operating profit in 1999 included favorable adjustments of approximately $9 million in the quarter and $30 million year-to-date. The 1999 adjustments principally related to our prior year casualty loss reserves.

  The effective tax rates were 39.4% and 34.2% for the quarters ended December 30, 2000 and December 25, 1999, respectively. The effective tax rates were 39.6% and 39.5% for the years ended December 30, 2000 and December 25, 1999, respectively.

TRICON Global Restaurants, Inc.
Restaurant Units Activity Summary
For the 53 Weeks Ended December 30, 2000
(unaudited)

                                              Unconsolidated
                                   Company       Affiliates   Franchisees  Licensees    Total
                                 -----------  --------------  -----------  ---------  --------
KFC U.S.
Balance at December 25, 1999        1,439             -          3,743          49      5,231
  Openings and acquisitions            75             -            159           -        234
  Refranchising and licensing        (139)            -            139           -          -
  Closures                            (36)            -            (63)         (2)      (101)
                                 -----------  --------------  -----------  ---------  --------
Balance at December 30, 2000        1,339             -          3,978          47      5,364
                                 ===========  ==============  ===========  =========  ========
% of Total                          25.0%             -          74.1%        0.9%     100.0%

Pizza Hut U.S.
Balance at December 25, 1999        2,355             -          4,446       1,283      8,084
  Openings and acquisitions            43             -            106         205        354
  Refranchising and licensing        (506)            -            506           -          -
  Closures                            (91)            -           (170)       (250)      (511)
                                 -----------  --------------  -----------  ---------  --------
Balance at December 30, 2000        1,801             -          4,888       1,238      7,927
                                 ===========  ==============  ===========  =========  ========
% of Total                          22.7%             -          61.7%       15.6%     100.0%

Taco Bell U.S.
Balance at December 25, 1999        1,190             -          3,921       1,768      6,879
  Openings                             25             -            101          98        224
  Refranchising and licensing         (27)            -             36          (9)         -
  Closures                            (26)            -            (62)       (269)      (357)
                                 -----------  --------------  -----------  ---------  --------
Balance at December 30, 2000        1,162             -          3,996       1,588      6,746
                                 ===========  ==============  ===========  =========  ========
% of Total                          17.2%             -          59.2%       23.6%     100.0%

Total U.S.
Balance at December 25, 1999        4,984             -         12,110       3,100     20,194
  Openings and acquisitions           143             -            366         303        812
  Refranchising and licensing        (672)            -            681          (9)         -
  Closures                           (153)            -           (295)       (521)      (969)
                                 -----------  --------------  -----------  ---------  --------
Balance at December 30, 2000        4,302             -         12,862       2,873     20,037
                                 ===========  ==============  ===========  =========  ========
% of Total                          21.5%             -          64.2%       14.3%     100.0%

International
Balance at December 25, 1999        1,997         1,178          6,304         309      9,788
  Openings                            227           108            594          21        950
  Refranchising and licensing         (85)           (9)            94           -          -
  Closures                            (55)          (53)          (210)        (40)      (358)
  Other(a)                           (263)          620           (357)          -          -
                                 -----------  --------------  -----------  ---------  --------
Balance at December 30, 2000        1,821         1,844          6,425         290     10,380
                                 ===========  ==============  ===========  =========  ========
% of Total                          17.5%         17.8%          61.9%        2.8%     100.0%

Worldwide
Balance at December 25, 1999        6,981         1,178         18,414       3,409     29,982
  Openings                            370           108            960         324      1,762
  Refranchising and licensing        (757)           (9)           775          (9)         -
  Closures                           (208)          (53)          (505)       (561)    (1,327)
  Other(a)                           (263)          620           (357)          -          -
                                 -----------  --------------  -----------  ---------  --------
Balance at December 30, 2000        6,123(b)      1,844         19,287       3,163     30,417
                                 ===========  ==============  ===========  =========  ========
% of Total                          20.1%          6.1%          63.4%       10.4%     100.0%
  Primarily includes 320 Company units and 329 Franchisee units contributed in connection with the formation of a new Joint Venture in Canada as well as 57 units acquired by the Company from Unconsolidated Affiliates and Franchisees.
  Includes 38 Company units approved for closure but not yet closed at December 30, 2000.